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                                                                    Exhibit 99.4



                        STANDBY STOCK PURCHASE AGREEMENT

         THIS STANDBY STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into on this March _______, 2000 by and among SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation ("Safeguard"), COMPUCOM SYSTEMS, INC., a Delaware corporation ("CompuCom"), OPUS360 CORPORATION, a Delaware corporation (the "Company"), and FLEETBOSTON ROBERTSON STEPHENS INC. ("Robertson Stephens").

                                   BACKGROUND

         The Company is contemplating an initial public offering (the "Public Offering") of its common stock, par value $.001 per share (the "Common Stock"), through an underwritten public offering led by Robertson Stephens, Bear, Stearns & Co., Inc., J.P. Morgan & Co. and E*Offering Corp., as the representatives of the several underwriters (the "Underwriters").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                 THE TRANSACTION

1.1 In connection with the Public Offering, the Company will offer 1,050,000 shares of its Common Stock (the "Company SSP Shares") directly to the shareholders of Safeguard as of December 16, 1999 (the "Record Date") pursuant to a Safeguard Subscription Program (the "SSP").


1.2 CompuCom Systems, Inc., will offer up to 300,000 shares of Common Stock owned by it prior to the Public Offering (the "CompuCom Opus360 Shares") to the shareholders of Safeguard as of the Record Date, and the CompuCom Opus360 Shares shall be included in the SSP.



1.3 If and to the extent the shareholders of Safeguard subscribe for more shares of Common Stock than the aggregate of the Company SSP Shares and the CompuCom Opus360 Shares (collectively, the "SSP Shares") Safeguard will make an offer, or cause its subsidiary, Safeguard Delaware, Inc. ("Safeguard Delaware"), to make an offer, of up to 400,000 shares of Common Stock owned by it prior to the Public Offering (the "Safeguard Opus360 Shares") to the shareholders of Safeguard as of the Record Date, and the Safeguard Opus360 Shares shall be included in the SSP.

1.4 If and to the extent any of the Company SSP Shares or the CompuCom Opus360 Shares are not subscribed for or, if subscribed for, are not purchased by the shareholders of Safeguard under the SSP, Safeguard shall, or shall cause Safeguard Delaware to, purchase all such SSP Shares directly from the Company and CompuCom, as the case



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         may be, for its own account for investment purposes only on the terms and subject to the conditions set forth herein.

1.5 Safeguard will appoint ChaseMellon Shareholder Services, L.L.C. ("Chase") as the offering agent for the SSP. The offering agent will determine the Safeguard shareholders as of the Record Date eligible to participate in the SSP and will collect subscriptions and subscription payments from eligible Safeguard shareholders until 6:00 p.m. on the third business day following the date the Company and the Underwriters determine the initial public offering price for the Common Stock.

1.6      Purchase Price.

          (a) The purchase price (the "Purchase Price") for the SSP Shares and the Safeguard Opus360 Shares shall be equal to the product of multiplying (i) the aggregate number of shares offered in the SSP, by (ii) the price per share of Common Stock sold pursuant to the Public Offering (the "IPO Price").

         (b) Safeguard shall cause Chase to pay out of subscription funds received on behalf of Safeguard's shareholders participating in the SSP, to

                  (i) the Company, an amount equal to the Purchase Price (less the amounts described in paragraph (iv) below) for all Company SSP Shares on the day of the closing of the Public Offering by wire transfer;

                  (ii) to CompuCom, an amount equal to the Purchase Price (less the amounts described in paragraph (iv) below) for all CompuCom Opus360 Shares on the day of the closing of the Public Offering by wire transfer;

                  (iii) to Safeguard or Safeguard Delaware, an amount equal to the Purchase Price (less the amounts described in paragraph
                  (iv) below) for all Safeguard Opus360 Shares sold to Safeguard shareholders in the SSP in accordance with the terms of an agreement between Safeguard and Chase; and

                  (iv) For consideration of the services provided by Robertson Stephens in the Public Offering and with respect to the SSP, Safeguard shall take such actions that are necessary to ensure that 4.0% of the Purchase Price for (i) all Company SSP Shares and (ii) all CompuCom Opus360 Shares and Safeguard Opus360 Shares purchased by Safeguard shareholders, Safeguard or Safeguard Delaware in the SSP, shall be transmitted by Chase by wire transfer in immediately available funds to an account designated at least one business day prior to the Closing by Robertson Stephens.


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1.7      Closing.

         (a) TIME AND PLACE. The closing under this Agreement (the "Closing") will take place at 6:00 a.m., San Francisco time, at the time of the closing of the Public Offering, at the offices of O'Sullivan Graev and Karabell, LLP, or at such other time, date or place as the parties shall mutually agree. The date on which the Closing occurs is sometimes referred to herein as the "Closing Date."

         (b) DELIVERIES AND PROCEEDINGS TO TRANSFER AGENT. On the Closing Date, the Company shall instruct Chase to accept instructions from Deirdre Blackburn, or her designee at Safeguard, for:

                  (i) transmission to the Company's transfer agent, American Stock Transfer & Trust Company, of instructions for delivery of the SSP Shares purchased by Safeguard shareholders in the SSP;

                  (ii) delivery to Safeguard or Safeguard Delaware of the SSP Shares not purchased by Safeguard shareholders;

                  (iii) the return to Safeguard of any Safeguard Opus360 Shares that were not purchased in the SSP; and

                  (iv) delivery of the subscription funds collected by Chase to the extent not paid to the Company, CompuCom and Robertson Stephens at the Closing.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Safeguard, Safeguard Delaware, CompuCom and the Underwriters as follows:

2.1 ORGANIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.2 POWER AND AUTHORITY. The Company has full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby.


2.3 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.4 NO CONFLICTS. The performance by the Company of the provisions of this Agreement, and the performance of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement


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         or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, (ii) the certificate of incorporation or bylaws of the Company or any of its subsidiaries or
         (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

2.5 NO ACTIONS, SUITS OR PROCEEDINGS. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened or contemplated, that could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF COMPUCOM

         CompuCom represents and warrants to the Company, Safeguard, Safeguard Delaware, and the Underwriters as follows:

3.1 ORGANIZATION. CompuCom is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

3.2 POWER AND AUTHORITY. CompuCom has full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby.

3.3 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement by CompuCom have been duly authorized by all necessary corporate action on the part of CompuCom, and this Agreement constitutes the legal, valid and binding obligation of CompuCom, enforceable against CompuCom in accordance with its terms.

3.4 AUTHORIZATION AND APPROVALS. All consents, approvals, authorizations and orders necessary for the execution and delivery of this Agreement and the sale and delivery of the CompuCom Opus360 Shares have been obtained, and CompuCom has full rights, power and authority to sell the CompuCom Opus360 Shares as provided hereunder.

3.5 GOOD AND MARKETABLE TITLE. CompuCom has good and marketable title to the CompuCom Opus360 Shares, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such shares; and upon the delivery of, against payment for, such shares, the purchasers thereof will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

3.6 NO CONFLICTS. The performance by CompuCom of the provisions of this Agreement, and the performance of the transaction contemplated hereby, will not conflict with or result in


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         a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which CompuCom or any of its subsidiaries is a party or bound or to which its or their property is subject, (ii) the certificate of incorporation or bylaws of CompuCom or any of its subsidiaries or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to CompuCom or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over CompuCom or any of its subsidiaries or any of its or their properties.

3.7 NO ACTIONS, SUITS OR PROCEEDINGS. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving CompuCom or any of its subsidiaries or its or their property is pending or, to the best knowledge of CompuCom, threatened or contemplated, that could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF SAFEGUARD

         Safeguard represents and warrants to the Company, CompuCom, and the Underwriters as follows:

4.1 ORGANIZATION. Safeguard is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Safeguard Delaware is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

4.2 POWER AND AUTHORITY. Safeguard and Safeguard Delaware have full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby.

4.3 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement by Safeguard and Safeguard Delaware have been duly authorized by all necessary corporate action on the part of Safeguard and Safeguard Delaware, and this Agreement constitutes the legal, valid and binding obligation of Safeguard and Safeguard Delaware, enforceable against each of them in accordance with its terms.

4.4 AUTHORIZATION AND APPROVALS. All consents, approvals, authorizations and orders necessary for the execution and delivery of this Agreement, the completion of the SSP, and the sale and delivery of the Safeguard Opus360 Shares have been obtained; and Safeguard and Safeguard Delaware have full rights, power and authority to purchase the SSP Shares and to sell the Safeguard Opus360 Shares as provided hereunder.

4.5 GOOD AND MARKETABLE TITLE. Safeguard has good and marketable title to the Safeguard Opus360 Shares, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such shares; and upon the delivery of, against payment for, such shares, the purchasers thereof will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

4.6 INVESTMENT INTENT. Safeguard represents, warrants and covenants that it or Safeguard Delaware is acquiring any SSP Shares (including the CompuCom Opus360 Shares) to be acquired hereunder for their own accounts, as a long-term investment, and not with the view to resale or redistribution. To that end, Safeguard agrees it will retain and not sell, offer to sell, pledge, hypothecate or otherwise transfer, directly or indirectly, any interest (beneficial or otherwise) in the SSP Shares (including the CompuCom Opus360 Shares) purchased hereunder for a period of one year from the date of the Closing and that it will cause Safeguard Delaware to observe the same restrictions.

4.7 NO CONFLICTS. The performance by Safeguard and/or Safeguard Delaware of the provisions of this Agreement, and the performance of the transaction contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Safeguard or any of its subsidiaries is a party or bound or to which its or their property is subject, (ii) the certificate of incorporation or bylaws of Safeguard or any of its subsidiaries or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Safeguard or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Safeguard or any of its subsidiaries or any of its or their properties.

4.8 NO ACTIONS, SUITS OR PROCEEDINGS. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Safeguard or any of its subsidiaries or its or their property is pending or, to the best knowledge of Safeguard, threatened or contemplated, that could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

                                    ARTICLE 5
                       CONDITIONS TO CLOSING; TERMINATION

5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF SAFEGUARD. The obligations of Safeguard and Safeguard Delaware to proceed with the Closing are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Safeguard at Safeguard's option):

         (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such


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                  time, and Safeguard shall have received a certificate, signed by an executive officer of the Company, to such effect.

         (b) PERFORMANCE AND COMPLIANCE. The Company shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing, and Safeguard shall have received a certificate, signed by an executive officer of the Company, to such effect.

5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to proceed with the Closing hereunder are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by the Company at the Company's option, if such waiver is consented to in writing by Robertson Stephens):

         (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Safeguard and CompuCom contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and Safeguard and CompuCom shall have delivered to the Company certificates, signed by an executive officer of Safeguard and of CompuCom, to such effect.

         (b) PERFORMANCE AND COMPLIANCE. Safeguard and CompuCom shall have performed all of the covenants and complied with all the provisions required by this Agreement to be performed or complied with by each of them on or before the Closing and Safeguard and CompuCom shall have delivered to the Company certificates, signed by an executive officer of Safeguard and of CompuCom, to such effect.

5.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPUCOM. The obligations of CompuCom to proceed with the Closing hereunder are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by CompuCom at CompuCom's option):

         (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and the Company shall have delivered to CompuCom a certificate, signed by an executive officer of the Company, to such effect.

         (c) PERFORMANCE AND COMPLIANCE. The Company shall have performed all of the covenants and complied with all the provisions required by this Agreement to be performed or complied with by it on or before the Closing and the Company shall


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                  have delivered to CompuCom a certificate, signed by an
                  executive officer of the Company, to such effect.

5.4 SIMULTANEOUS CLOSING. The parties acknowledge and agree that the Closing under this Agreement and the closing under the underwriting agreement relating to the Public Offering shall occur simultaneously, and are conditional upon one another.

5.5      Termination.

         (a) WHEN AGREEMENT MAY BE TERMINATED. This Agreement may be terminated at any time prior to Closing:

                  (i) by mutual consent of Safeguard and the Company; or

                  (ii) by Safeguard or the Company, if the Company shall have withdrawn its Registration Statement on Form S-1 relating to the Public Offering (Reg. No. 333-93185).

         (b) EFFECT OF TERMINATION. In the event of termination of this Agreement by either Safeguard or the Company, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either Safeguard, CompuCom or the Company, except for liabilities arising from a breach of this Agreement prior to such termination; provided, however, that the obligations set forth in Article 6 hereof shall survive such termination.

         (c) Safeguard and CompuCom acknowledge that the execution of this Agreement by the parties does not impose any obligation upon the Company or the Underwriters to complete the Public Offering. In addition, the Company and the Underwriters may, by mutual agreement, change any of the terms of the Proposed Offering, including by effecting the Proposed Offering without the SSP.

                                    ARTICLE 6
                          CERTAIN ADDITIONAL COVENANTS

6.1      INDEMNIFICATION.

         (a) Safeguard hereby agrees to indemnify the Underwriters, the Company, CompuCom and their respective affiliates and representatives, their respective directors, officers and employees, and each person, if any, who controls any of the foregoing within the meaning of the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Indemnified Persons"), against, and hold them harmless from, any loss, liability, claim, damage or expense, joint or several ("Losses"), arising directly or indirectly, out of or in connection with, the SSP, including, without limitation, (i) costs and expenses associated with the failure of any shareholders of Safeguard to consummate purchases of SSP Shares for which they have subscribed, (ii) any


                                       8
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                  claims by shareholders of Safeguard or other persons arising from the SSP, (iii) other costs and expenses, including printing costs, the fees and expenses charged by Chase in connection with the SSP, mailing expenses, any filings with respect to the SSP with the governmental authorities of Canada or any province thereof, and reasonable legal fees and expenses of Safeguard, CompuCom, the Company and the Underwriters arising from the establishment, execution and performance of the SSP and (iv) any breach of its representations and warranties hereunder, including any representations and warranties relating to Safeguard Delaware. Notwithstanding the foregoing, the term "Losses" shall not include any loss, liability, claim, damage or expense arising from any untrue or allegedly untrue statement of a material fact, or omission or alleged omission of a material fact required to be stated to make the statements not misleading, in any preliminary or final prospectus contained in the Company's Registration Statement on Form S-1 (Reg. No. 333-93185) or any amendments thereto (the "Prospectus"), except for statements or omissions regarding the SSP consistent with the information provided by Safeguard to the Company and except for any materials related to the SSP delivered to Safeguard's shareholders and not to other recipients of the Prospectus generally. Safeguard agrees to reimburse the Indemnified Persons, as incurred, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any Losses. Safeguard hereby confirms that the information contained in the Prospectus describing the SSP and relating to Safeguard's and CompuCom's beneficial ownership of shares of the Company's Common Stock has been furnished by Safeguard and is accurate in all material respects.

         (b) Promptly after receipt by an Indemnified Person of notice of the commencement of any action for which indemnification or contribution may be sought hereunder, such Indemnified Person will notify Safeguard in writing of the commencement thereof. The failure to so notify Safeguard will not relieve Safeguard from liability under Section 6.1(a) above unless and to the extent that Safeguard did not otherwise learn of such action and such failure results in the forfeiture of substantial rights and defenses. Safeguard shall be entitled to appoint counsel at Safeguard's expense to represent the Indemnified Person in any action for which indemnification is sought (in which case Safeguard shall not thereafter be liable for the fees and expenses of separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding Safeguard's election to appoint counsel to represent the Indemnified Person in an action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and Safeguard shall bear the reasonable fees, costs and expenses of such counsel if (i) the use of counsel chosen by Safeguard to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both Safeguard and the Indemnified Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to Safeguard, (iii) Safeguard shall


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                  not have employed counsel reasonably satisfactory to the
                  Indemnified Person within a reasonable time after notification of the commencement of such action or (iv) Safeguard shall have authorized the Indemnified Person to employ separate counsel at the expense of Safeguard.

         (c) Safeguard shall not, without the prior written consent of the relevant Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising from such claim, action, suit or proceeding. An Indemnified Person may not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder without the consent of Safeguard, such consent not to be unreasonably withheld.

         (d) In the event that the indemnity provided for in this Article 6 is unavailable to or insufficient to hold harmless an Indemnified Person for any reason, the Indemnified Persons and Safeguard shall contribute to the Losses (including the legal and other expenses attributable to investigating or defending same) to which the Indemnified Person may be subject in such proportion as is appropriate to reflect the relative fault of the Indemnified Person and Safeguard in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations, including that the Company and the Underwriters performed the SSP as an accommodation to Safeguard without any legal obligation to do so. Relative fault shall be determined by reference to, among other things, whether any untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Indemnified Person or Safeguard, the intent of the Indemnified Person and Safeguard, and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution was determined by any method of allocation that does not take into account the equitable considerations discussed above.

6.2 TERMS OF SSP. Safeguard hereby agrees that it will conduct the SSP in accordance with the description thereof set forth in the Company's Registration Statement and the related exhibits. The Company will cause the description of the SSP in its Registration Statement to conform to the information provided by Safeguard.

                                    ARTICLE 7
                                  MISCELLANEOUS

7.1 NATURE AND SURVIVAL OF REPRESENTATIONS. The representations, warranties, covenants and agreements of CompuCom, Safeguard and the Company contained in this Agreement, and all statements contained in this Agreement or any exhibit hereto or any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed to constitute representations, warranties, covenants and agreements of the respective party delivering the same. All such representations, warranties, covenants and agreements shall survive the Closing.

7.2 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, when mailed by United States first-class, certified or registered mail (or by a recognized national courier service), postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

         (a)      If to Safeguard, to:

                           Safeguard Scientifics, Inc.
                           800 The Safeguard Building
                           435 Devon Park Drive
                           Wayne, PA  19087

                           Attention: James A. Ounsworth, Esq.

         (b)      If to CompuCom, to:

                           CompuCom Systems, Inc.
                           7171 Forest Lane
                           Dallas, TX 75230

                           Attention:  J. Edward Coleman, CEO

         (c)      If to the Company, to:

                           Opus360 Corporation
                           733 Third Avenue, 17th Floor
                           New York, NY 10017

                           Attention:  Ari B. Horowitz

                  With a required copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York 10112

                           Attention:  John J. Suydam, Esq.

         (d)      If to Robertson Stephens, to:


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                           FleetBoston Robertson Stephens Inc.
                           555 California Street
                           San Francisco, California 94104

                           Attention:  General Counsel

                  With a required copy to:

                           Morrison & Foerster LLP
                           1290 Avenue of the Americas
                           New York, New York 10104

                           Attention: Mark L. Mandel, Esq.

7.3 THIRD PARTY BENEFICIARIES. Safeguard acknowledges that each of the Underwriters of the Public Offering shall be a third party beneficiary entitled to exercise the rights and remedies provided for herein directly against Safeguard. The Company agrees to cooperate with and assist each of the Underwriters of the Public Offering with respect to any action such Underwriters take to exercise such rights and remedies directly against Safeguard. Safeguard, CompuCom and the Company acknowledge that their agreements and covenants under this Agreement constitute a material inducement to the Underwriters to effect the Public Offering and to enter into the related underwriting agreement with the Company, and agree not to amend, modify or waive the terms of this Agreement in any way that Robertson Stephens reasonably concludes to be detrimental to the Underwriters without the prior written of Robertson Stephens.

7.4 SUCCESSORS AND ASSIGNS. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable or delegable by any party without the prior written consent of the other party.

7.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its principles of conflicts of laws.

7.6 HEADINGS. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

7.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Each such copy shall be deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


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


7.8 FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

7.9 AMENDMENT AND WAIVER. The parties may by mutual agreement amend this Agreement in any respect, and either party, as to such party, may, subject to the provisions of Section 7.3 above, (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in representations by the other party, (c) waive compliance by the other party with any of the agreements contained herein and performance of any obligations by the other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

7.10 ENTIRE AGREEMENT. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

7.11 INTERPRETATIONS. This Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                             SAFEGUARD SCIENTIFICS, INC.

                             By:
                                ---------------------------------------
                                    Name:
                                    Title:

                             COMPUCOM SYSTEMS, INC.

                             By:
                                ---------------------------------------
                                    Name:
                                    Title:

                            OPUS360 CORPORATION

                            By:
                                ---------------------------------------
                                    Name:
                                    Title:

                            FLEETBOSTON ROBERTSON STEPHENS INC.

                            By:
                                ---------------------------------------
                                    Name:
                                    Title:



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